                                                                     EXHIBIT 4.2

NUMBER
PW

This Corporation is a religious corporation. All shares of this corporation are subject to the terms as set forth in the BYLAWS of the corporation which restricts the amendment or deletion of that section of the BYLAWS which prescribes a corporate Statement of Faith in the LORD JESUS CHRIST and directs or prohibits certain corporate actions on the basis of the Statement of Faith.


                                                           ---------------------
         WARRANT TO PURCHASE SHARES OF COMMON STOCK                WARRANTS


                                                           ---------------------
                      VOID AFTER 5:00 P.M.,
                NEW YORK CITY TIME, ON TBD, 2002
                                                              CUSIP 253624 11 8

                         DIDAX, INC.

This certifies that, for value received




or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in the Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of DIDAX, INC., a Delaware corporation (the "Company"), of the Company at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Purchase Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.75 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

    This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated TBD between the Company and the Warrant Agent.

    In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

    Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued.
In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

    The term "Expiration Date" shall mean 5:00 P.M. (New York City time) on
   , 2002, or such earlier date as stated in a notice advising that the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

    The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective, unless the Company receives an opinion of counsel, satisfactory to the Company's counsel, that an exemption from registration is available. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

    Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive notice of any proceedings of the Company, except as provided in the Warrant Agreement.

    This Warrant may be redeemed at the option of the Company, at a redemption price of $5.25 per Warrant, provided the market price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall average in excess of $10.00 per share for thirty consecutive trading days, ending within ten days of the day on which notice is given, as reported on the Nasdaq Stock Market, Inc. or such other primary exchange upon which the Common Stock is traded. Notice of redemption shall be given not later than the thirteenth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.25 per Warrant upon surrrender of this Certificate.

    Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

    This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated:                                                                                                   DIDAX INC.
                                                                  -----------      ATTEST:               By:
                                                                   DIDAX INC.
                                                                   CORPORATE
COUNTERSIGNED:                                                       SEAL
          AMERICAN STOCK TRANSFER & TRUST COMPANY                    1997
                      (NEW YORK, NY)                                DELAWARE
                                     WARRANT AGENT                -----------
                                                                       *
BY                                                                                   [SIG]                         [SIG]

                                                                                                                 CHAIRMAN AND
                              AUTHORIZED SIGNATURE                                 SECRETARY               CHIEF EXECUTIVE OFFICER

                              EXERCISE AGREEMENT
    To Be Executed by the Registered Holder in Order to Exercise Warrants

  The undersigned Registered Holder, pursuant to the provisions of the within Warrant, hereby subscribes for and purchases _______________ shares of Common Stock covered by such Warrant and herewith makes full cash payment of $______________ for such Warrant Stock at the Exercise Price per share provided by such Warrant.

Dated:
      ---------------------------------     ----------------------------------
                                                 (Address for Delivery)

      ---------------------------------     ----------------------------------
         (Address for Delivery)                   (Print or type name)

      ---------------------------------     ----------------------------------

      ---------------------------------


                               ASSIGNMENT FORM
    To Be Executed by the Registered Holder in Order to Transfer Warrants

FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns and transfers all of the rights of the undersigned under and to the within Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint __________________ to effect such transfer of rights on the books of the Company, with full power of substitution.

         Name of Assignee      Address of Assignee         No. of Warrants



Dated:
      ---------------------------------     ----------------------------------
                                             (Signature of Registered Holder)

                                            ----------------------------------
                                                    (Print or type name)

                                            ----------------------------------

NOTICE: The signature(s) of the Registered Holder above must correspond with the name as written upon the face of the within Warrant, or upon the Assignment there of if applicable, in every particular, without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution which is a participant in a securities transfer association recognized program, having an office or correspondent in New York, New York.


                             SIGNATURE GUARANTEE
                  (Required for each Exercise or Assignment)

Authorized Signature:
                     ----------------------------------------------------------
Name of Bank or Firm:
                     ----------------------------------------------------------
Dated:
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